UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2011

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2011, AAR CORP. (the “Company”) entered into an amendment (the “Amendment”) to its credit agreement dated April 12, 2011, as amended, with various financial institutions, as lenders and Bank of America, N.A., as administrative agent for the lenders (the “Credit Agreement”).  The Credit Agreement created a $400 million unsecured revolving credit facility that the Company can draw upon for general corporate purposes. Under certain circumstances, the Company also could request an increase to the revolving commitment by an aggregate amount of up to $50 million, not to exceed $450 million in total.

The Amendment increases the above-referenced $400 million to $580 million, and the above-referenced $50 million to $100 million, not to exceed $680 million in total.  Under certain circumstances, the Amendment requires the Company to reduce the $580 million revolving commitment to an amount not less than $500 million.  The Amendment also deleted the minimum tangible net worth covenant and added a minimum net worth covenant.  Except as specifically amended and modified by the Amendment, the terms and conditions of the Credit Agreement remain in effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment and the Credit Agreement.  A copy of the Amendment is filed as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release relating to the Credit Agreement is filed as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 12, 2011, the Company held its 2011 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, 38,666,616 shares of common stock, par value $1.00 per share, or approximately 95.56%  of the 40,460,583 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s proxy statement filed on September 2, 2011 and the final voting results on each such matter.

Proposal 1:                                     Election of Directors.

The stockholders elected each of the Company’s four director nominees for a three-year term expiring at the 2014 annual meeting, as reflected in the following voting results:

Name of Nominee	Votes FOR	Votes WITHHELD
Ronald R. Fogleman	34,103,145	744,677
Patrick J. Kelly	34,215,287	632,535
Peter Pace	34,219,652	628,170
Ronald B. Woodard	34,265,060	582,762

There were 3,818,794 broker non-votes as to Proposal 1.

The continuing directors of the Company are Norman R. Bobins, Michael R. Boyce, James G. Brocksmith, Jr., James E. Goodwin, Timothy J. Romenesko, David P. Storch and Marc J. Walfish.

Proposal 2:                                     Advisory Vote on Executive Compensation.

The stockholders approved, on an advisory basis, the Company’s executive compensation for the fiscal year ended May 31, 2011, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
32,199,100	2,478,232	170,490

There were 3,818,794 broker non-votes as to Proposal 2.

Proposal 3:                                     Advisory Vote on the Frequency of Future Executive Compensation Votes.

The stockholders approved, on an advisory basis, the holding of an annual advisory vote on executive compensation, as reflected in the following voting results:

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS
30,731,998	25,330	3,937,001	153,493

There were 3,818,794 non-broker votes as to Proposal 3.

The Company’s board of directors confirmed that the Company will hold an annual advisory vote on executive compensation until the next required vote on the frequency of such votes to be held at the 2017 annual meeting of stockholders.

Proposal 4:                       Approval of an Amendment to the AAR CORP Stock Benefit Plan.

The stockholders approved an amendment to the AAR CORP. Stock Benefit Plan to add performance criteria in accordance with Section 162(m) of the Internal Code of 1986, as amended, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
33,526,962	1,306,814	14,046

There were 3,818,794 non-broker votes as to Proposal 4.

Proposal 5:                       Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
36,395,503	2,255,103	16,010

There were no broker non-votes as to Proposal 5.

Item 8.01.                            Other Events.

On October 11, 2011, the Company issued a press release announcing its acquisition of Airinmar Holdings Limited, an international provider of aircraft component repair management services.  A copy of the press release relating to the Company’s acquisition is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 dated October 12, 2011 to Credit Agreement among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.

99.1	Press Release issued by AAR CORP. dated October 13, 2011 relating to Amendment No. 2 to its Credit Agreement.

99.2	Press Release issued by AAR CORP. dated October 11, 2011 relating to its acquisition of Airinmar Holdings Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    October 14, 2011

AAR CORP.

By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 dated October 12, 2011 to Credit Agreement among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.

99.1	Press Release issued by AAR CORP. dated October 13, 2011 relating to the Amendment No. 2 to its Credit Agreement.

99.2	Press Release issued by AAR CORP. dated October 11, 2011 relating to its acquisition of Airinmar Holdings Limited.